Exhibit 99.1

                       Viad Corp Provides 2006 Outlook at
     Investor/Analyst Meeting; Income Per Share of $1.51 to $1.62 Excluding $0.06 Per Share of Stock Option Expense; Earnings Per Share of $1.45 to $1.56


    PHOENIX--(BUSINESS WIRE)--Dec. 15, 2005--Viad Corp (NYSE:VVI) today will discuss the company's outlook for 2006 during an investor/analyst meeting. Viad provides the following guidance for 2006:

    -- Full year income per diluted share (excluding expected stock option expense of $0.06 per share) is expected to be in the range of $1.51 to $1.62 for 2006. Earnings per share is expected to be in the range of $1.45 to $1.56 for 2006. This range compares favorably to the company's 2005 guidance of $1.38 to $1.42 of income before impairment loss per share (which excludes an impairment loss of $0.02 per share). Improvements are expected in all of Viad's operating segments.

    -- 2006 first quarter income per share (excluding expected stock option expense of $0.02 per share) is expected to be in the range of $0.37 to $0.45. Earnings per share is expected to be in the range of $0.35 to $0.43 for the 2006 first quarter. The decrease from first quarter 2005 income from continuing operations per share of $0.56 is expected to be driven mainly by negative show rotation at GES.

    -- Show rotation is also expected to impact second and third quarter revenue. During the 2006 second quarter, Viad expects that positive show rotation revenue at GES will more than offset negative show rotation revenue at Exhibitgroup. During the 2006 third quarter, Viad expects positive show rotation revenue at both GES and Exhibitgroup. Rotation at Exhibitgroup relates to a European air show that alternates between the second and third quarters each year.

    -- For the full year, show rotation is not expected to have a significant impact on Viad's revenue.

    Conference Call and Webcast

    The investor/analyst meeting will commence today at 9 a.m. (EST). To join the live conference call, dial (800) 231-9012, meeting code 6609406, or access the webcast through Viad's Web site at www.viad.com. A replay will be available for a limited time.
    Viad is an S&P SmallCap 600 company. Major subsidiaries include GES Exposition Services of Las Vegas, Exhibitgroup/Giltspur of Chicago, Brewster Transport Company Limited of Banff, Alberta, Canada, and Glacier Park, Inc. of Phoenix. For more information, visit the company's Web site at www.viad.com.

    Forward-Looking Statements

    As provided by the safe harbor provision under the "Private Securities Litigation Reform Act of 1995," Viad cautions that, in addition to historical information contained herein, this presentation includes certain information, assumptions and discussions that may constitute forward-looking statements. These forward-looking statements are not historical facts, but reflect current estimates, projections, or expectations or trends concerning future growth, operating cash flows, availability of short-term borrowings, consumer demand, new business, productivity improvements, ongoing cost reduction efforts, efficiency, competitiveness, legal expenses, tax rates and other tax matters, restructuring plans (including timing and realization of cost savings), and market risk. Actual results could differ materially from those projected in the forward-looking statements. Viad's businesses can be affected by a host of risks and uncertainties. Among other things, gains and losses of customers, consumer demand patterns, labor relations, purchasing decisions related to customer demand for convention and event services, existing and new competition, industry alliances, consolidation, and growth patterns within the industries in which Viad competes and any deterioration in the economy may individually or in combination impact future results. In addition to factors mentioned elsewhere, economic, competitive, governmental, technological, capital marketplace and other factors, including global health concerns, further terrorist activities or war, could affect the forward-looking statements.
    Additional information concerning business and other risk factors that could cause actual results to materially differ from those in the forward-looking statements can be found in Viad's annual and quarterly reports filed with the Securities and Exchange Commission.


    CONTACT: Viad Corp, Phoenix
             Carrie Long, 602-207-2681 (Investor Relations) clong@viad.com